CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement of Franklin Templeton International Trust on Form N-1A (File Nos. 33-41340 and 811-6336) of our report dated November 27, 1996 on our audit of the Financial Statements and Financial Highlights of Franklin Templeton International Trust, which report is included in the Annual Report to Shareholders for the year ended October 31, 1996, which is incorporated by reference in the Registration Statement.



                               /s/ COOPERS & LYBRAND L.L.P.



Fort Lauderdale, FL
December 20, 1996